EXHIBIT 5, 23(b)

GERALD EINHORN
ATTORNEY-AT-LAW*
1751 East Oakridge Drive
Salt Lake City, Utah 84106
Telephone (801) 575-8073, Ext. 158
*Admitted only in New York

May 24, 2004

Board of Directors
Healthbridge, Inc.
2610-1066 West Hastings Street
Vancouver, British Columbia, Canada V6E 3X2

Re: Legality and Authorization of Shares Issued Under Form S-8 Registration Statement

Gentlemen:

I have acted as special counsel for Healthbridge, Inc., a Texas corporation (the "Company"), in the limited capacity of rendering an opinion regarding the legality and authorization of the shares proposed to be registered under a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act"). The Company is registering a Benefit Plan entitled "The 2004 Benefit Plan of Healthbridge, Inc." (the "Benefit Plan") pursuant to which the Company has authorized the registration of one million (1,000,000) shares of the Company's common stock, par value $0.0001 (the "Shares").

In connection with the preparation of this Opinion, I have examined or discussed the following:

1. The Company's Articles of Incorporation, Certificates of Amendment of Articles and Bylaws as submitted to me by the Company pursuant to my request for same;
2. The Registration Statement herein referenced;
3. The Board of Directors Resolution dated May 24, 2004, authorizing and approving the Company's 2004 Benefit Plan and the preparation of the Registration Statement;
4. The Company's Section 10(a) Prospectus for the Registration Statement;
5. The Company's Form 10-KSB for the fiscal year ended December 31, 2003 and 10-QSB for the quarterly period ended March 31, 2004;
6. Such other documents as I have deemed necessary for the purposes of this Opinion.

Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Texas; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the one million (1,000,000) shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the number of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Benefit Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

This opinion is based upon and subject to the qualifications and limitations specified below:

(A) Certain of the remedial provisions of the 2004 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

(B) In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and non-assessable, I assumed that: (1) the Company's Board of Directors will exercise good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, will be paid in full and actually received by the Company.

(C) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

(D) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

(E) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.

(F) I am admitted to practice law in the State of New York. I am not admitted to practice law in the State of Texas or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Texas court or any other court would apply Texas law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

(G) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as of the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my prior written consent.

Sincerely,

/s/ Gerald Einhorn
Gerald Einhorn
Member, New York State Bar